    As filed with the Securities and Exchange Commission on January 17, 2001
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------

             Pennsylvania                               25-1435979
   (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation or organization)


                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-1553
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ----------------

   THE PNC FINANCIAL SERVICES GROUP, INC. 1997 LONG-TERM INCENTIVE AWARD PLAN
                            (Full title of the plan)

                                ----------------

                              Walter E. Gregg, Jr.
                                  Vice Chairman
                     The PNC Financial Services Group, Inc.
                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-2281
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5000

                              ---------------------

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------
 Title of securities to be       Amount to be      Proposed maximum     Proposed maximum        Amount of
         registered             registered (1)      offering price     aggregate offering     registration
                                                     per unit (2)           price (2)              fee
-----------------------------------------------------------------------------------------------------------
  Common Stock, $5.00 Par
         Value (3)              22,000,000 (4)         $70.0625         $1,541,375,000.00      $385,343.75
-----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the 1997 Long-Term Incentive Plan.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h). Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on January 12, 2001 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.
(3) Each share of Common Stock includes a Preferred Share Purchase Right pursuant to the Registrant's Rights Agreement.
(4) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to the shares registered under Form S-8 Registration Statement No. 33-54960, and Post-Effective Amendment No. 1 thereto. Shares issuable under the 1997 Long-Term Incentive Plan have been previously registered under the Securities Act, of which 1,425,221 are being carried forward pursuant to this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The purpose of this Registration Statement is to register an additional 22,000,000 shares of Common Stock for issuance pursuant to The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended (the "Plan"). Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 33-54960, and Post-Effective Amendment No. 1 thereto, are incorporated herein by reference.



ITEM 8.           EXHIBITS

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit 4.1 Articles of Incorporation, as amended and restated as of March 14, 2000, incorporated by reference from
                         Exhibit 3.1 to the Registrant's Form 10-K for the period ended December 31, 1999 (File No. 1-9718).

Exhibit 4.2              By-Laws, as amended, incorporated by reference from
                         Exhibit 99.2 of the Registrant's Current Report on Form 8-K dated January 15, 1998.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between The PNC Financial Services Group, Inc. and The Chase Manhattan Bank, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Registrant's Report on Form 8-A filed May 23, 2000.

Exhibit 5                Opinion of Karen M. Barrett, Senior Counsel,
                         The PNC Financial Services Group, Inc., filed herewith.

Exhibit 23.1             Consent of Karen M. Barrett, Senior Counsel,
                         The PNC Financial Services Group, Inc., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2             Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24               Powers of Attorney, filed herewith.

Exhibit 99.1 The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended, incorporated by reference from Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on January 17, 2001.

                                          THE PNC FINANCIAL SERVICES GROUP, INC.


                                          By: /s/ Robert L. Haunschild
                                              ----------------------------------
                                              Robert L. Haunschild
                                              Senior Vice President and
                                              Chief Financial Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 SIGNATURE                                       TITLE                          DATE

*                                             President, Chief Executive Officer and       January 17, 2001
----------------------------------------      Director (Principal Executive Officer)
James E. Rohr


/s/ Robert L. Haunschild                      Senior Vice President and Chief Financial    January 17, 2001
----------------------------------------      Officer (Principal Financial Officer)
Robert L. Haunschild


*                                             Controller (Principal Accounting Officer)    January 17, 2001
----------------------------------------
Samuel R. Patterson



*                                             Chairman and Director                        January 17, 2001
----------------------------------------
Thomas H. O'Brien



*                                             Vice Chairman and Director                   January 17, 2001
----------------------------------------
Walter E. Gregg, Jr.



*                                             Director                                     January 17, 2001
----------------------------------------
Paul W. Chellgren



*                                             Director                                     January 17, 2001
----------------------------------------
Robert N. Clay



*                                             Director                                     January 17, 2001
----------------------------------------
Thomas A. Corcoran



*                                             Director                                     January 17, 2001
----------------------------------------
David F. Girard-diCarlo



*                                             Director                                     January 17, 2001
----------------------------------------
William R. Johnson



*                                             Director                                     January 17, 2001
----------------------------------------
Bruce C. Lindsay



*                                             Director                                     January 17, 2001
----------------------------------------
W. Craig McClelland




*                                             Director                                     January 17, 2001
----------------------------------------
Jane G. Pepper



*                                             Director                                     January 17, 2001
----------------------------------------
Jackson H. Randolph



*                                             Director                                     January 17, 2001
----------------------------------------
Roderic H. Ross



*                                             Director                                     January 17, 2001
----------------------------------------
Lorene K. Steffes



*                                             Director                                     January 17, 2001
----------------------------------------
Thomas J. Usher



*                                             Director                                     January 17, 2001
----------------------------------------
Milton A. Washington



*                                             Director                                     January 17, 2001
----------------------------------------
Helge H. Wehmeier



*By:     /s/ Karen M. Barrett
         --------------------
         Karen M. Barrett, Attorney-in-Fact,
           pursuant to Powers of Attorney filed
           herewith

INDEX TO EXHIBITS

Exhibit 4.1 Articles of Incorporation, as amended and restated as of March 14, 2000, incorporated by reference from
                         Exhibit 3.1 to the Registrant's Form 10-K for the period ended December 31, 1999 (File No. 1-9718).

Exhibit 4.2              By-Laws, as amended, incorporated by reference from
                         Exhibit 99.2 of the Registrant's Report on Form 8-K dated January 15, 1998.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between The PNC Financial Services Group, Inc. and The Chase Manhattan Bank, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Registrant's Report on Form 8-A filed May 23, 2000.

Exhibit 5                Opinion of Karen M. Barrett, Senior Counsel,
                         The PNC Financial Services Group, Inc., filed herewith.

Exhibit 23.1             Consent of Karen M. Barrett, Senior Counsel,
                         The PNC Financial Service Group, Inc., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2             Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24               Powers of Attorney, filed herewith

Exhibit 99.1 The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended, incorporated by reference from Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.